Exhibit 10.2

AMENDMENT NO. 9 TO LEASE

This AMENDMENT NO. 9 TO LEASE (“Amendment No. 9”), effective as of March 31, 2020, (“Amendment No. 9 Effective Date”) is entered into by and between NXP USA, Inc. (formerly FREESCALE SEMICONDUCTOR, INC.), a Delaware corporation and 100% affiliated company of NXP Semiconductors N.V. (“Landlord”), and EVERSPIN TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A.Landlord and Tenant are parties to that certain Lease dated as of June 5, 2008 (“Original Lease”), as amended by Amendment No. 1 to Lease executed by Tenant on February 2, 2009 (“Amendment No. 1”), Amendment No. 2 to Lease dated March 1, 2010 (“Amendment No. 2”), Amendment No. 3 to Lease dated July 20, 2011 (“Amendment No. 3”), Amendment No. 4 to Lease dated June 10, 2014 (“Amendment No. 4”), Amendment No. 5 dated January 13, 2017 (“Amendment No. 5”), Amendment No. 6 dated October 31, 2017 (“Amendment No. 6”), Amendment No. 7 dated August 2, 2018 (“Amendment No. 7”), and Amendment No. 8 dated November 30, 2019 (“Amendment No. 8”), (the Original Lease, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, and Amendment No. 8, is referred to as the “Lease”), pursuant to which Landlord leases to Tenant certain space (“Premises”) located at 1300 North Alma School Road, Chandler Arizona as further described in the Lease.

B.As of the Amendment No. 9 Effective Date, the parties desire to amend the Lease to extend the Term.

NOW, THEREFORE, in consideration of the above recitals which are hereby incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree, effective as of the Amendment No. 9 Effective Date, to amend the Lease as follows:

1.Term. Section 2 of the Lease (as modified by Amendment No. 8) is deleted in its entirety and replaced with the following:

“A. The term of this Lease shall commence on June 5, 2008 (the “Commencement Date”) and end on January 31, 2023 (the “Term”). Tenant will continue processing on Landlord’s tool, FJ01PVS. In the event the Landlord elects to terminate Tenant’s use of the FJ01PVS, the Landlord will give Tenant six (6) months prior written notice.”

2.Exhibit E. For consideration in part of this Amendment No. 9, Landlord will provide Tenant with discounted Lease Fixed Rent starting February 1, 2021 through the end of the Lease Term. Should the Lease be further extended, the Landlord does not commit to continue the Fixed Rent discount. Exhibit E to the Lease (as modified by Amendment No. 5) is deleted in its entirety and replaced with the new Exhibit E as attached hereto as Schedule 1 to this Amendment No. 9.
3.Exhibit J. Exhibit J to the Lease (as modified by Amendment No. 8) is deleted in its entirety and replaced with the new Exhibit J as attached hereto as Schedule 2 to this Amendment No. 9.
4.Brokers. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment No. 9. Tenant agrees to indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment No. 9. Landlord agrees to indemnify and hold Tenant harmless from all claims of any broker claiming to have represented Landlord in connection with this Amendment No. 9.

5.Miscellaneous. This Amendment No. 9 sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged an in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment No. 9, the provisions of this Amendment No. 9 shall govern and control. Each signatory of this Amendment No. 9, represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. This Amendment No. 9 may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment No. 9 may be executed in so-called "PDF" format, and each party has the right to rely upon a PDF counterpart of this Amendment No. 9 signed by the other party to the same extent as if such party had received an original counterpart.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment No. 9.

LANDLORD:

NXP USA, INC.

a Delaware corporation

By:  By:

Name: Its: Date:

Katherine Haight

Authorized Representative May 7, 2020

Name: Its: Date:

Mark Kroeker

Authorized Representative

May 7, 2020

TENANT:

EVERSPIN TECHNOLOGIES, INC.,

a Delaware corporation

By:

Name: Its: Date:

Matthew Tenorio

Corporate Controller and Interim CFO

May 11, 2020

Schedule 1

EXHIBIT E

Fixed Rent Chart

The Fixed Rent is:

Premises	Rentable Square Feet	Annual Fixed Rent as of 3/31/2020	Monthly Fixed Rent as of 3/31/2020	Annual Fixed Rent beginning 6/7/2020	Monthly Fixed Rent beginning 6/7/2020	Annual Fixed Rent beginning 2/1/2021	Monthly Fixed Rent beginning 2/1/2021
Office Space (M and N Building)	1,484	$43933.80	$3,661.15	$45,691.20	$3807.60	$38,565.36	$3,213.78
Fab Space (A Building)	10,012	$879,964.08	$73,330.34	$915,162.60	$76,263.55	$772,434.60	$64,369.55
Total	11,496	$923,897.88	$76,991.49	$960,853.80	$80,071.15	$810,999.96	$67,583.33

Schedule 2

EXHIBIT J

Additional Rent @ Up to 75wspw MRAM Module Equivalent

Manufacturing Services
1.	Manufacturing consumables	$7,337.57/mo

Includes:

-
Bulk gases and chemicals for up to 75wspw MRAM Module equivalent.

Bulk gases are: Oxygen, nitrogen, helium, argon and hydrogen supplied from factory bulk delivery systems to Tenant-owned equipment.

Bulk Chemicals are: Sulfuric acid, hydrogen peroxide, hydrochloric acid, ammonium hydroxide, hydrofluoric acid, isopropyl alcohol, tetramethylammonium hydroxide, PGMEA, ACT930, EKC830, PLA224 slurry, SS2SE slurry, W2000b slurry, NOE, Ethylene glycol, Super-Q and NMP supplied from factory bulk delivery systems to Tenant-owned equipment

-
NXP to notify Everspin within 72 hours of detection of any excursion in bulk gases or chemicals.
-
Additional Rent will be pro-rated for consumption exceeding 75wspw MRAM Module equivalent.

2.	Manufacturing support services	$23,901/mo

Includes:

-Sustaining support for factory manufacturing execution, equipment integration and analysis systems in CH-FAB

Note: Sustaining support does not include Tenant's use of factory manufacturing execution, equipment integration and analysis software.

-Chandler Analytical Lab services (PALAZ TEM, SEM, etc. Maximum 42 samples/mo.)

-Failure analysis services provided by Global Yield and Device Lab (Maximum 4 samples/mo.)

-Tenant may requisition incidental (“open stock”) equipment parts and supplies from CH-FAB with a total value not to exceed $1,500 per month at no charge.

“Open stock” items are: Tubing, tie wraps, fittings, valves, terminals, fuses, wire connectors, screws, heal shrink tubing, washers, nuts, bolts, retaining rings, silencers/mufflers, filter regulators, O-rings.

3.	Items not included:	Tenant Expense

-Use of factory manufacturing execution, equipment integration and analysis software
-Maintenance of Tenant-owned equipment
-Shipping costs
-Parts ordering and stocking
-Operator staffing to run Tenant-owned tools
-Specialty gases and chemicals that are not provided as part of factory bulk delivery systems
-Product or package reliability, stress or failure analysis services or support
-Services performed by CH-FAB machine shop
-References to wafer quantities in this exhibit do not constitute a capacity commitment by Landlord
-From time to time, and for the purposes of efficient repair or maintenance of tools and equipment on Premises, the Tenant may request to procure goods or services from Landlord, whether provided or performed by Landlord or Landlord’s vendor. In such an event, Landlord will invoice Tenant cost plus 10%. Tenant acknowledges services performed by a Landlord vendor which result in damage to Tenant’s property are not caused by Landlord, and therefore, Landlord is not liable for any such damages. The foregoing statement does not represent a commitment by the

Landlord to support the repair or maintenance of Tenant’s tools and equipment on the Premises.”

The rate for each of the above items will increase on June 7, 2020 (and each anniversary thereafter) of the Lease Term by an amount equal to four percent (4.0%) of the rate for such item for the preceding period.